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                                                                    EXHIBIT 99.2


AMENDMENT TO LETTER OF INTENT

[Letterhead of Linamar Corporation]
287 Speedvale Avenue West
Guelph, Ontario
Canada  N1H 1C5

                                  CONFIDENTIAL


April 9, 2003


McLaren Performance Technologies, Inc.
32233 West Eight Mile Road
Livonia, Michigan  48152

Amendment to
Letter of Intent to Acquire all Issued and Outstanding Shares of McLaren Performance Technologies, Inc.

Gentlemen:

Reference is made to the Letter of Intent dated March 26, 2003 (the "Original Letter of Intent"), by and between McLaren Performance Technologies, Inc., a Delaware corporation ("McLaren"), and Linamar Corporation, an Ontario corporation ("Linamar"). McLaren and Linamar hereby agree to amend the terms of the Original Letter of Intent as set forth herein. Capitalized terms that are used but not defined herein shall have the meanings assigned to such terms in the Original Letter of Intent.

The first paragraph of Section 2 is hereby deleted and replaced in its entirety with the following:

2. Merger Consideration. In the Merger, each share of McLaren common stock, par value $.00001 per share (the "McLaren Common Stock"), outstanding as of the closing of the Merger, will be converted into the right to receive US$1.03 in cash (the "Fixed Amount").

Paragraph F. of Section 6 is hereby deleted and replaced in its entirety with the following:

F. The filing of a proxy statement on Schedule 14A and the approval thereof by the US Securities and Exchange Commission.

Except as specifically amended by this letter, all terms of the Original Letter of Intent shall remain in full force and effect and shall apply, as appropriate, to this letter. All references in any other documents to the Original Letter of Intent shall be deemed to refer to the Original Letter of Intent as amended hereby.

If the foregoing represents your understanding of the amended terms as we have agreed, please sign on the below-designated line and return a copy to the undersigned.

LINAMAR CORPORATION


By: /s/ Linda Hasenfratz
---------------------------------
    Name:  Linda Hasenfratz
    Title: Chief Excutive Officer

Accepted and Agreed as of the date first set forth above.


McLAREN PERFORMANCE TECHNOLOGIES, INC.


By: /s/ Wiley McCoy
---------------------------------
    Name:  Wiley McCoy
    Title: Chief Excutive Officer